Exhibit 99.1

Record December Drives Venu Holding Corporation’s Fire Pit Suite Sales to $77.7 Million in 2024, Projecting $200 Million for 2025

Premium Experience Catching Fire: Closing out a year of consistent multi-million-dollar monthly sales, VENU continues to redefine exclusive ownership opportunities for discerning investors

Colorado Springs, Colorado, January 7, 2025—(BUSINESS WIRE) —Venu Holding Corporation (“VENU” or “The Company”) (NYSE American: VENU), a leading premium hospitality and live entertainment company built by music fans for music fans, finished the year by closing over $11 million in luxury fire pit suite sales for the month of December, further extending VENU’s 12 month multi-million-dollar monthly closing streak for entity-based ownership opportunities. Fire Pit Suite sales surged to an impressive $77.7 million in 2024 and are projected to exceed $200 million in 2025.

Nationally recognized for revolutionizing live entertainment, VENU offers fans and investors an exclusive opportunity to own a piece of the booming entertainment industry. The Company provides unique ownership opportunities at its venues tailored to deliver unparalleled experiences, including custom-built Owners Clubs, strategically designed and intended to provide the best seats for every show, every time; The Aikman Club, created in partnership with NFL Hall of Famer Troy Aikman and EIGHT Elite Lite Lager, and VENU’s one-of-a-kind premium Fire Pit Suites.

Fire Pit Suites ownership opportunities are available at all VENU amphitheater locations offering exclusive lifetime access to every concert at the venue. Each unique suite, seating 4-10 fans based on investment level, provides both unparalleled personal and financial benefits, including access to premium food and beverage, complimentary VIP priority parking, dedicated restrooms, meet and greets with talent (when available), and a return on investment through guaranteed rents, ticket resale revenue, and depreciation advantages. Availability is limited—once they’re gone, they’re gone—making Fire Pit Suites one of VENU’s most sought-after ownership offerings.

“Our team works tirelessly every day, so it’s no surprise to me that they’ve achieved yet another $11 million dollar month,” said J.W. Roth, Founder, Chairman and CEO of VENU. “In every market we have entered, the demand for these real estate investments has gone berserk- there’s simply nothing else like it. The idea for Fire Pit Suites came to me while sitting with my family around the firepit on my back patio. Now, seeing this concept become such a key driver of VENU’s growth and a cornerstone of our balance sheet is truly surreal.”

VENU strategically targets underserved markets brimming with potential. With operating venues in Gainesville, GA, and Colorado Springs, CO, and estimated $1.3 billion in active construction and development value in Broken Arrow, OK (Tulsa Market), Oklahoma City, OK, El Paso, TX, and McKinney, TX, VENU is poised for significant expansion. With five additional markets in pre-construction, the Company is paving the way for sustained growth as it continues to shape the future of the entertainment landscape.

Source: Venu Holding Corporation

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU), founded by Colorado Springs entrepreneur J.W. Roth, is a premier hospitality and live music venue developer dedicated to crafting luxury, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and unique to Colorado Springs, Notes Eatery and the 8,000-seat Ford Amphitheater. Expanding with new Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the live entertainment experience.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents and NFL Hall of Famer and Founder of EIGHT Elite Light Lager, Troy Aikman, VENU continues to shape the future of the entertainment landscape. For more information, visit venu.live

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Media Relations

Chloe Hoeft

Venu Holding Corporation (“VENU”)

719-895-5470

choeft@venu.live

Investor Relations

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

VENU@redchip.com